UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  April 4, 2002

Commission File Number 1-8097

ENSCO International Incorporated (Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation) 2700 Fountain Place 1445 Ross Avenue Dallas, Texas (Address of principal executive offices)	76-0232579 (I.R.S. Employer Identification No.) 75202-2792 (Zip Code)
Registrant's telephone number, including area code: (214) 922-1500

Item 4. Changes in Registrant's Certifying Accountant

On April 4, 2002, the Board of Directors of ENSCO International Incorporated ("the Company"), upon the recommendation of its Audit Committee, approved the dismissal of Arthur Andersen LLP's engagement by the Company and the appointment of KPMG LLP as the Company's independent accountants for 2002. The Company engaged KPMG LLP on April 9, 2002.

During the Company's two most recent fiscal years, and through the date of this Form 8-K, the Company has had no disagreements with Arthur Andersen LLP on any matter of accounting principles or practice, financial statement disclosure, or audit scope or procedure which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make reference thereto in their reports on the Company's consolidated financial statements for such years; and there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K. Arthur Andersen LLP's reports on the Company's consolidated financial statements have contained no adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope or accounting principles.

The Company provided Arthur Andersen LLP a copy of the above statements. Attached as Exhibit 16.1 is a copy of Arthur Andersen LLP's letter to the Securities and Exchange Commission, dated April 8, 2002, stating its agreement with such statements.

During the Company's two most recent fiscal years, and through the date of this Form 8-K, the Company has not consulted with KPMG LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events set forth in Item 304(a)(2) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c.) Exhibits

Exhibit No.	Document

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated April 8, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSCO International Incorporated

Date: April 9, 2002	/s/ H. E. MALONE H. E. Malone Vice President - Finance

/s/ DAVID A. ARMOUR David A. Armour Controller